    As filed with the Securities and Exchange Commission on March 12, 2002
                                                    Registration No. 333-

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------
                        FEDERAL REALTY INVESTMENT TRUST
      (Exact name of registrant as specified in its governing instrument)

               Maryland                       52-0782497
        (State of Organization) (I.R.S. Employer Identification Number)

                          1626 East Jefferson Street
                           Rockville, Maryland 20852
                                 301-998-8100
         (Address and telephone number of principal executive offices)
                                Nancy J. Herman
             Senior Vice President, General Counsel and Secretary
                          1626 East Jefferson Street
                           Rockville, Maryland 20852
                                 301-998-8100
           (Name, address and telephone number of agent for service)

                               -----------------
                                  Copies to:
                                James E. Showen
                                 Kevin L. Vold
                            Hogan & Hartson L.L.P.
                          555 Thirteenth Street, N.W.
                          Washington, D.C. 20004-1109
                                (202) 637-5600

                               -----------------
   Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE

================================================================================

                                                           Proposed
                                              Proposed      Maximum
                                              Maximum      Aggregate   Amount of
Title of Class of Securities  Amount to be Offering Price  Offering   Registration
      Being Registered         Registered   Per Share(1)   Price(1)      Fee(1)
----------------------------------------------------------------------------------
Common Shares of Beneficial
 Interest(2).................  1,500,000       $26.13     $39,195,000    $3,606

================================================================================
(1) Determined pursuant to Rule 457(c) under the Securities Act of 1933 based on the average of the high and low prices reported for the Registrant's common shares on the New York Stock Exchange on March 7, 2002.
(2) Includes associated rights to purchase common shares of beneficial interest of the Registrant.

                               -----------------
   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                             Subject to Completion
                             Dated March 12, 2002

[LOGO]
Federal Realty Investment Trust

PROSPECTUS

                        FEDERAL REALTY INVESTMENT TRUST

                 DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

                1,500,000 COMMON SHARES OF BENEFICIAL INTEREST

   The Dividend Reinvestment and Share Purchase Plan of Federal Realty Investment Trust provides record holders of the Trust's common shares of beneficial interest, as well as other interested investors, with a convenient and economical way to acquire common shares.

                                PLAN HIGHLIGHTS

     . You may participate in the plan if you own our common shares. If you do not own any common shares, you may be able to make your initial investment in our common shares through the plan with a minimum initial investment of $250.

     . Once you are enrolled in the plan, you may buy additional common shares by automatically reinvesting all or a portion of the cash dividends paid on your common shares.

     . Once you are enrolled in the plan, you may buy additional common shares by making optional cash investments from $25 to $10,000 per month.

   Your participation in the plan is entirely voluntary, and you may terminate your participation at any time. If you do not elect to participate in the plan, you will receive cash dividends, if and when declared by our board of trustees.

   Our common shares are traded on the New York Stock Exchange under the ticket symbol "FRT". The closing price of our common shares on March 12, 2002 was $25.49.

   Investing in the common shares involves risks. You should read carefully the risk factors described in our Current Report on Form 8-K filed on November 15, 2001 and our future SEC filings, all of which are incorporated by reference in this prospectus.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has determined if this prospectus is adequate or accurate. Any representation to the contrary is a criminal offense.

                               -----------------

                 The date of this Prospectus is March   , 2002

No person has been authorized to give any information or to make any representation not contained in this Prospectus. This Prospectus does not constitute an offer of any securities other than those described on the cover page or an offer to sell or a solicitation of an offer to buy within any jurisdiction to any person to whom it is unlawful to make such offer or solicitation within such jurisdiction.

                         QUESTIONS CONCERNING THE PLAN

   Please address all correspondence concerning the Plan to:

         American Stock Transfer & Trust Company
         PO Box 922 Wall Street Station
         New York, NY 10269-0560

   Federal Realty Investment Trust should be mentioned in all correspondence and Plan participants should give the number of their account. American Stock Transfer & Trust Company may be telephoned at (718) 921-8283 or (877) 611-8039.

                               TABLE OF CONTENTS

                                                           PAGE
                                                           ----
                Summary of the Plan.......................   3
                Risk Factors..............................   5
                About This Prospectus.....................   5
                Where You Can Find More Information.......   5
                A Warning About Forward Looking Statements   7
                The Trust.................................   7
                The Plan..................................   7
                 Purpose..................................   7
                 Participation Options....................   8
                 Benefits and Disadvantages...............   8
                 Eligibility..............................   9
                 Administration...........................  10
                 Participation............................  10
                 Costs....................................  11
                 Purchases and Optional Cash Investments..  11
                 Reports..................................  13
                 Dividends................................  13
                 Certificates for Shares..................  13
                 Withdrawal From The Plan.................  14
                 Other Information........................  15
                Use of Proceeds...........................  18
                Experts...................................  18
                Legal Matters.............................  18

                              SUMMARY OF THE PLAN

   The following summary of our Dividend Reinvestment and Share Purchase Plan may omit information that may be important to you. You should carefully read the entire text of the plan contained in this prospectus beginning on page 7 before you decide to participate in the plan.

Enrollment:                   Our existing shareholders can participate in the
                              plan by submitting a completed authorization form or by completing the enrollment procedures specified on the web site of the plan's administrator, American Stock Transfer & Trust
                              Company, at www.investpower.com. Please see
                              Questions 6 and 7 for more detailed information.

Initial Investment:           If you do not own any of our common shares, you
                              may be able to participate in the plan by making an initial investment in our common shares through the plan with a minimum initial investment of $250. Your ability to make your initial investment in our common shares through the plan may be limited, however, by applicable state securities or "blue sky" laws, as well as laws applicable to investors residing outside the United States. Please see Questions 4 and 6 for more detailed information.

Reinvestment of Dividends:    You can reinvest your cash dividends on all or a
                              portion of your common shares. You will be able to purchase additional common shares by reinvesting your dividends. Please see Question 2 for more detailed information.

Optional Cash Investments:    After you are enrolled in the plan, you can buy
                              additional common shares. You can invest a minimum of $25 to a maximum of $10,000 in any one month.

Source of Shares:             Initially, the administrator of the plan will
                              purchase our common shares directly from us as newly issued common shares. We may, at our election, also direct the plan administrator to acquire shares for use under the plan through open market transactions. Please see Question 10 for more detailed information.

Purchase Price:               Under the plan, with respect to reinvested
                              dividends and optional cash investments, the purchase price for our common shares that the administrator purchases directly from us will equal 100% of the average of the daily high and low sales prices for common shares reported by the New York Stock Exchange for the period of five trading days ending on the day of purchase.
                              The purchase price for common shares purchased by the administrator in the open market will equal the price paid for the shares on the relevant investment date. Regardless of the source of shares, in no event will the purchase price be less than 95% of the closing price of the common shares as reported on the New York Stock Exchange on the day of purchase. Please see Question 13 for more detailed information.

                              Optional cash investments of less than $25 and that portion of any optional cash investments that exceed $10,000 in a particular month will be returned to the participant without interest.

Administration:               American Stock Transfer & Trust Company initially
                              will serve as the administrator and registered transfer agent of the plan. You should send all correspondence with the administrator to: Federal
                              Realty Investment Trust, c/o American Stock
                              Transfer & Trust Company, PO Box 922 Wall Street
                              Station, New York, NY 10269-0560. You may call the administrator at (718) 921-8283 or (877)
                              611-8039. Please see Question 5 for more detailed information.

Tracking Your Investments:    You will receive periodic statements of the
                              transactions made in your plan account. These statements will provide you with details of the transactions and will indicate the share balance in your plan account. Please see Question 16 for more detailed information.

                              You may also track your plan account through American Stock Transfer's interactive voice response system (IVR) by calling (877) 611-8039, or over the Internet through AST's web site at www.investpower.com. You will need a password to access your plan account information over the Internet. Please see Questions 6 and 14 for more detailed information.

                                 RISK FACTORS

   Investing in our common shares involves risks. You should read carefully the risk factors described in our Current Report on Form 8-K filed on November 15, 2001 and our future SEC filings, all of which are incorporated by reference in this prospectus.

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see the agreement or document for a complete description of these matters. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

   You should read this prospectus together with the additional information described under the heading "Where You Can Find More Information" below.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and current reports and other information with the SEC. You may read and copy materials that we have filed with the SEC, including the registration statement, at the following location:

                             Public Reference Room
                            450 Fifth Street, N.W.
                                   Room 1024
                             Washington, DC 20549

   You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at (800) SEC-0330.

   The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, including us, who file electronically with the SEC. The address of that site is www.sec.gov. Reports, proxy statements and other information concerning Federal Realty Investment Trust may also be inspected at the offices of the New York Stock Exchange, which are located at 20 Broad Street, New York, NY 10005.

   The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the filings listed below, which we have previously filed with the SEC, and any future filings made with the SEC prior to the termination of this offering under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. All of these filings, which contain important information about us, are considered a part of this prospectus.

   The file number for each of the listed documents is 1-07533.

   (1) Our Annual Report on Form 10-K for the fiscal year ended December 31,
       2000.

   (2) Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

   (3) Our Current Reports on Form 8-K filed on the following dates:

      .  February 15, 2001;

      .  May 9, 2001;

      .  July 30, 2001;

      .  November 1, 2001, as amended by Form 8-K/A filed on December 6, 2001;

      .  November 15, 2001;

      .  November 26, 2001, as amended by Form 8-K/A filed on November 29, 2001;

      .  February 12, 2002; and

      .  March 12, 2002.

   (4) Description of our common shares included in our Registration Statement on Form 8-A/A filed on April 24, 2001.

   (5) Description of our common share purchase rights included in our Registration Statement on Form 8-A/A filed on March 11, 1999.

   You may obtain copies of documents incorporated by reference in this document, without charge, by writing us at the following address or calling us at the telephone number listed below:

                       ANDREW P. BLOCHER, VICE PRESIDENT
                              INVESTOR RELATIONS
                        FEDERAL REALTY INVESTMENT TRUST
                           1626 E. JEFFERSON STREET
                           ROCKVILLE, MARYLAND 20852
                       (301) 998-8100 or (800) 658-8980

                  A WARNING ABOUT FORWARD-LOOKING STATEMENTS

   We make forward-looking statements in this document, and in documents that are incorporated by reference in this document, that are subject to risks and uncertainties. Forward-looking statements include information concerning our possible or assumed future results of operation. Also, statements including words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," or similar expressions are forward-looking statements. Many factors, some of which are discussed elsewhere in this document and in the documents incorporated by reference in this document, could affect our future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained or incorporated by reference in this document. Important factors that could cause actual results to differ materially from current expectations reflected in the forward-looking statements in this document include, among others, the risk factors discussed in the filings made by us with the SEC that are identified above and incorporated in this document by reference.

   Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results and shareholder values may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                                   THE TRUST

   Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development and re-development of high quality retail and mixed-use properties. Federal Realty owns or has an interest in 58 community and neighborhood shopping centers comprising over 12 million square feet, primarily located in densely populated and affluent communities throughout the Northeast and Mid-Atlantic United States. In addition, Federal Realty owns 62 retail and urban mixed-use properties comprising over 2 million square feet located in strategic metropolitan markets across the United States and one apartment complex. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 34 consecutive years. Federal Realty operates in a manner intended to qualify as a real estate investment trust pursuant to provisions of the Internal Revenue Code. Our offices are located at 1626 East Jefferson Street, Rockville, Maryland 20852. Our telephone number is (301) 998-8100 or (800) 658-8980.

                                   THE PLAN

   The Dividend Reinvestment and Share Purchase Plan, as in effect beginning April 1, 2002, is set forth and explained in the following questions and answers.

Purpose

1.  What is the purpose of the plan?

   The primary purpose of the plan is to provide shareholders and other interested investors a convenient and economical way to reinvest all or a portion of their cash dividends in additional common shares. A secondary purpose is to provide us with additional funds from our sales of common shares under the optional cash investment feature of the plan, which we will use to make real estate investments, make improvements to our existing properties, repay indebtedness, and for working capital and other general trust purposes.

Participation Options

2.  What are my investment options under the plan?

   By participating in the plan, you may buy common shares through any of the following investment options:

  . Full Dividend Reinvestment. You may reinvest the cash dividends paid on all of your certificated common shares in additional common shares. This option also permits you to make optional cash investments from $25 to $10,000 per month to buy additional common shares.

  . Partial Dividend Reinvestment. You may reinvest cash dividends paid on a number of your certificated common shares in additional common shares. We will continue to pay you cash dividends on any common shares for which you do not elect dividend reinvestment, when and if such dividends are declared by our board of trustees. This option also permits you to make optional cash investments from $25 to $10,000 per month to buy additional common shares.

  . Optional Cash Investment Only. You may choose not to reinvest any cash dividends paid on your common shares, but remain enrolled in the plan in order to make optional cash investments from $25 to $10,000 per month to buy additional common shares. We will continue to pay you cash dividends, when and if declared by our board of trustees, on the common shares owned by you then or in the future, unless you designate the shares for reinvestment pursuant to the plan.

   You must select one of these three investment options when you enroll in the plan. If you fail to make a selection, the administrator will enroll you in the "Full Dividend Reinvestment" option and will reinvest all dividends on all common shares registered in your name.

Benefits and Disadvantages

3.  What are the benefits and disadvantages of the plan?

Benefits

  . You will not pay brokerage commissions or service fees to purchase common shares through the plan, unless we authorize the administrator to purchase common shares in the open market.

  . You will get the convenience of having all or a portion of your cash dividends automatically reinvested in additional common shares. Since the administrator will credit fractional common shares to your plan account, you will receive full investment of your dividends and optional cash investments.

  .  You may join without being a current shareholder.

  . Your share certificates will be held for safekeeping by the administrator, ensuring your protection against loss, theft or destruction of the certificates representing your common shares.

  . You will simplify your record keeping by receiving periodic statements which will reflect all current activity in your plan account, including purchases, sales and latest balances, and you may track your plan account by accessing AST's IVR telephone system or Internet web site.

  . You will have the flexibility of making optional cash investments from $25 to $10,000 in any one month to buy additional common shares. You may make these optional cash investments on a regular or occasional basis by check, money order or electronic fund transfer.

  . At any time, you may direct the administrator to sell or transfer all or a portion of the common shares held in your plan account.

Disadvantages

  . Without giving you prior notice, we may direct the administrator to buy common shares under the plan either directly from us or in open market transactions.

  . You will be treated for federal income tax purposes as receiving a distribution equal to the fair market value of the common shares credited to your account as a result of the reinvestment of cash dividends. This distribution will be taxable as a dividend to the extent of our earnings and profits. Accordingly, you may have a tax liability without a corresponding distribution of cash with which to pay the liability when it comes due.

  . You may not know the actual number of common shares that the administrator of the plan buys for your account until after the applicable "investment date," as described in more detail under Question 11.

  . The price paid for the shares on any date may be greater than the price at which shares are then trading.

  . Sales of common shares held in your plan account may take up to five business days to process.

  . You will pay brokerage commissions or trading and transaction fees on the sale of common shares held in your plan account. You will also be charged for your pro rata share of brokerage commissions on the purchase of common shares which are acquired in the open market for your plan account should we elect not to issue such common shares directly.

  . The administrator will not pay interest on funds that it holds pending reinvestment or investment.

  . You may not pledge common shares deposited in your plan account unless you withdraw the common shares from the plan.

Eligibility

4.  Who is eligible to participate in the plan?

   All shareholders are eligible to participate in the plan. If you are a shareholder and your common shares are registered in a name other than your own (e.g., in the name of a broker, bank or nominee) and you want to participate, you may either make appropriate arrangements for your broker, bank or nominee to become a participant or you may become a shareholder of record by having a part or all of your common shares transferred to your own name. To have common shares of which you are the beneficial owner re-registered in your name, you must request your broker, bank or nominee to send you a certificate representing such common shares. A broker, bank or other nominee who wishes to participate in the plan may do so but only with respect to all common shares held by the broker, bank or nominee.

   If you are an interested investor, but not yet a shareholder, you may be able to use the plan to make your initial purchase of at least $250 of common shares. If permitted, this initial purchase would enable you to participate in both the optional cash investment and dividend reinvestment portions of the plan. Please note that applicable state securities or "blue sky" laws in several U.S. jurisdictions may prohibit interested investors from making their initial purchase of our common shares through the plan. If you want to make your initial investment through the plan, please contact the administrator for pre-clearance before submitting your enrollment forms. In addition, regulations in certain countries may limit or prohibit participation in services provided under this type of plan. Therefore, persons residing outside of the United States are responsible for complying with any such regulations. Federal Realty and the plan's administrator reserve the right to prohibit or terminate participation of any shareholder or prospective shareholder if deemed necessary or advisable under any applicable laws or regulations.

   Exclusion from plan for short-term trading or other practices. You should not use the plan to engage in short-term trading activities that could change the normal trading volume of the common shares. If you do engage in short-term trading activities, we may prevent you from participating in the plan. We reserve the right to modify, suspend or terminate participation in the plan, by otherwise eligible holders of common shares, in order to eliminate practices which are, in our sole discretion, not consistent with the purpose or operation of the plan or which adversely affect the price of the common shares. In addition to short-term trading activities, we reserve the right to prevent you from participating in the plan for any other reason. It is in our sole discretion to exclude you from or terminate your participation in the plan.

Administration

5.  Who administers the plan for the participants?

   American Stock Transfer & Trust Company, or AST, administers the plan and acts as agent for the participants. You should send all correspondence concerning the plan to: Federal Realty Investment Trust, c/o American Stock Transfer & Trust Company, PO Box 922 Wall Street Station, New York, NY 10269-0560. Should you have any questions regarding the plan or your plan account, you may call AST at (718) 921-8283 or (877) 611-8039.

Participation

6.  How does a shareholder enroll and participate in the plan?

   If you are not already a participant in the plan, you may enroll by completing the attached authorization card and mailing it to AST or by following the enrollment procedures specified on AST's web site at www.investpower.com. If you have questions, please contact AST at (718) 921-8283 or (877) 611-8039.

   Once enrolled, there are three ways that you can process transactions for your account. You can:

      1. Utilize AST's web site at www.investpower.com. You will be able to process the following transactions online:

 - Set up an account              - Sell shares
 - Make additional purchases      - Request a certificate for (non-fractional)
 - Change your investment options   shares held in your plan account
                                  - Terminate your participation in the plan

      2. Utilize AST's Interactive Voice Response System (IVR) by calling AST at 1-877-611-8039. You will be able to process the following transactions through the IVR system:

          - Sell shares
          - Request a certificate for (non-fractional) shares held in your plan account
          - Terminate participation in the plan

      3. Utilize the Transaction Request Form attached to the bottom of your statement and mail it to:

                    American Stock Transfer & Trust Company
                        PO Box 922 Wall Street Station
                            New York, NY 10269-0560

          By utilizing the Transaction Request form you will be able to do the following:

          - Make additional purchases
          - Sell shares
          - Deposit shares for safekeeping
          - Request a certificate for (non-fractional) shares held in your plan account
          - Terminate your plan account

   If you are not presently a shareholder but you have been cleared in accordance with the procedures specified in the second paragraph in the response to Question 4, you may enroll and make your initial investment through the plan. To make this initial investment, include with your authorization card a check or money order drawn on a U.S. bank for a minimum of $250, or such greater amount you may specify (up to the maximum monthly amount of $10,000) made out to American Stock Transfer and Trust Co./FRT. Or, if you enroll by following the procedures specified on AST's web site, you may make your initial investment by wire transfer as described more fully in the answer to Question 14.

7.  When may a shareholder join the plan?

   Shareholders may join the plan at any time. If the authorization card or online enrollment is received by AST on or before the record date for the payment of the next dividend, reinvestment will begin with that dividend. If the authorization card or online enrollment is received in the period between any dividend record date and payment date, that dividend will be paid in cash and the shareholder's initial dividend reinvestment will begin with the next dividend.

   Optional cash investments may be made at any time. See Question 14 for a description of when and how amounts received will be invested in our common shares.

8.  How may a participant change options under the plan?

   As a participant, you may change investment options or modify the number of common shares designated under the Partial Dividend Reinvestment option at any time by completing a new authorization card and returning it to AST at the address set forth on the authorization card. You may also process these types of transactions through AST's Internet web site and its IVR system, as described in Question 6, above. Any such change will become effective as of the dividend record date following the date the authorization card is received by AST or the IVR or Internet request has been processed by AST.

Costs

9.  What costs do participants pay for their purchases of shares under the plan?

   None. There are no brokerage commissions or service fees on purchases, unless we authorize the administrator to purchase common shares in the open market. Federal Realty will pay all costs of administration of the plan, except that participants may incur certain costs in connection with their withdrawal from the plan if they direct AST to sell their common shares.

Purchases and Optional Cash Investments

10.  What is the source of the shares purchased under the plan?

   Initially, common shares purchased under the plan will come from Federal Realty's legally authorized but unissued common shares. Federal Realty may, however, at its sole discretion, direct the administrator to obtain common shares for sale through the plan in open market purchases.

11.  When will dividends and optional cash investments be invested in shares?

   If we are using newly issued common shares, dividends will be reinvested on the same day as we pay our cash dividends to shareholders not participating in the plan. The record dates for our dividend payments typically have preceded the dividend payment dates by approximately two weeks. We have historically paid dividends on January 15, April 15, July 15 and October 15 of each year. We cannot assure you that we will continue to pay dividends according to this schedule, and nothing in the plan obligates us to do so. Neither we nor the administrator will be liable if conditions, including our obligation to comply with the rules and regulations of the SEC, prevent the administrator from buying common shares or interfere with the timing of purchases.

   We pay dividends as and when declared by our board of trustees. We cannot assure you that we will declare or pay a dividend in the future, and nothing contained in the plan obligates us to do so. The plan does not represent a guarantee of future dividends.

   Optional cash investments will be invested as of the 1/st and 15th of each month, or the next business day if the 1st or the 15th is not a business day. If the administrator is buying common shares for the plan through open market, the administrator will reinvest dividends or make optional cash investments as soon as practical on or after the regular investment date. /

12. How many shares will be purchased with a participant's dividends and optional cash investments?

   The number of full and fractional common shares (calculated to three decimal places) purchased with a participant's dividends and optional cash investments will be determined by dividing the aggregate amount of dividends and voluntary cash payments, if any, by the applicable purchase price of common shares.

13.  What will be the price for shares purchased under the plan?

   The price of common shares purchased directly from us with reinvested cash dividends and with optional cash investments will equal 100% of the average of the daily high and low sales prices for our common shares (as published in The Wall Street Journal report of New York Stock Exchange--Composite Transactions) for the period of five trading days ending on the applicable investment date or, if the New York Stock Exchange is closed on the investment date, the five trading days immediately preceding the investment date.

   If the administrator purchases common shares in the open market, then the purchase price for common shares will be the weighted average purchase price paid by the administrator for the shares on the applicable investment date. Each participant will be charged a pro rata portion of any brokerage commissions or other fees or charges paid by the administrator in connection with such open market purchases. The administrator will purchase the shares as soon as is practical on or after an investment date.

   Regardless of the source of shares, in no event will the purchase price be less than 95% of the closing price of the common shares as reported on the New York Stock Exchange on the day of purchase.

14.  How does a participant make optional cash investments?

   Existing shareholders and interested investors that are cleared pursuant to the procedures specified in Question 4 can make an optional cash investment when joining the plan by enclosing a check or money order with your authorization card. Thereafter, optional cash payments should be mailed with the tear-off portion of your account statement or your purchase transaction advice mailed to you after a purchase is completed by the plan administrator. Optional cash payments may also be transacted online by logging on to www.investpower.com and choosing "InvestPower Account Holders". Enter your ten digit account number (provided to you in your account statement) and the last four digits of your social security number. You may then complete your optional cash investment confirmation in two simple steps. For first-time investors (non-registered holders) the minimum initial investment is $250.00. For existing investors who have shares already registered in their names, the minimum investment is $25.00. The maximum investment for existing or new investors is $10,000.00 in any given month.

   To make your initial payment, you should mail a check, money order or automatic funds transfer election with an executed authorization card to the agent at the address set forth below. After an authorization card has been received by the agent, optional cash investments may be made by mailing a check, money order or by automatic funds transfer together with a properly executed copy of the form for such purpose which will accompany the account statement sent to participants. All checks and money orders must be payable to "American Stock Transfer and Trust Co.,/FRT." Do not send cash. Optional cash investments must be received five business days prior to a particular investment date, and checks or other drafts must clear prior to such investment date, for an optional cash investment to be invested on such investment date. If a check submitted is returned to the plan administrator as "unpaid", the plan administrator will resell the shares just purchased and liquidate additional shares, if necessary, to reimburse itself for any fees or loss incurred when reselling from your account.

   You are also allowed to make automatic monthly purchases for a constant dollar value by instructing the plan administrator to electronically debit and transfer funds from your bank. You may also purchase additional shares online by logging onto www.investpower.com, selecting the Federal Realty logo and choosing "invest now". Please enter your bank account number and the bank's ABA number for an investment of not less than

$250.00 if you are a new investor or $25.00 if you already have an account with AST. The maximum amount of each of your investments in a given month may not exceed $10,000.00.

   Common shares purchased with optional cash investments will be held by the administrator and credited to your account under the plan. Thereafter, dividends on such common shares will automatically be fully or partially reinvested in additional common shares or paid in cash, depending upon the investment option selected, unless such common shares are withdrawn from the plan. See paragraph 2.

   Payments should be mailed to American Stock Transfer & Trust Company, PO Box 922 Wall Street Station, New York, NY 10269-0560. Optional cash investments which are received by the agent after the investment date will be applied to the purchase of common shares on the next following investment date. On written request from a participant, the administrator will return any uninvested voluntary cash payments if the administrator receives the request at least 72 hours prior to the investment date. Participant's funds held by the administrator will not earn interest.

15.  Are there any limitations on optional cash investments?

   Yes. A participant may not make optional cash investments of less than $25 or more than $10,000 per month. Any amounts less than $25 or in excess of $10,000 received by the administrator in any given month from a participant will be returned to the participant, without interest.

Reports

16.  What reports will participants receive?

   Following each purchase of common shares for a participant under the plan, the administrator will mail a statement of account showing the amounts invested, the number of common shares purchased, and the purchase price on the investment date. These statements should be retained for income tax purposes. During the year participants will receive copies of the same materials sent to all shareholders, including Federal Realty's annual reports, proxy statements and other information concerning annual shareholder meetings.

Dividends

17. Will dividends be paid on shares held in participants' accounts under the plan?

   Yes. Dividends for all full and fractional plan common shares will be paid to participants. You can reinvest all, a portion or none of the dividends in additional common shares depending on the investment option you elect. See Question 2 for more details regarding your investment options.

Certificates for Shares

18.  Do participants receive certificates for shares purchased under the plan?

   No. A certificate will be issued by Federal Realty to the administrator's nominee account to be held for the accounts of participants. The administrator holds all shares for participants in book-entry form. Instead of certificates for your shares, you will receive a quarterly dividend reinvestment statement which reflects all activity in your account.

   This complimentary custodial service provides protection against loss, theft or destruction of stock certificates.

19.  What are the consequences if a participant requests certificates?

   You may at any time request the administrator to send certificates for any full common shares credited to your account. A request for a certificate for whole common shares does not terminate participation in the plan as long as you remain in the plan and own, either directly or under your plan account, one full common share. Any fractional common share balance will continue to be maintained to the credit of the participant's account.

20.  In whose name will certificates be registered when issued?

   When issued, certificates for full common shares will be registered in the name in which your plan account is maintained. For holders of record, this generally will be the name in which common share certificates are registered at the time you enroll in the plan.

21.  May shares in a plan account be pledged?

   No. If you want to pledge common shares credited to your plan account, you must withdraw those common shares from your plan account.

Withdrawal from the Plan

22.  When may a participant withdraw from the plan?

   A participant may withdraw from the plan at any time by accessing AST's Internet web site at www.investpower.com, by using AST's IVR telephone system or by written request to American Stock Transfer & Trust Company, PO Box 922 Wall Street Station, New York, NY 10269-0560. Any voluntary cash payments sent to the administrator prior to a withdrawal request will be invested in common shares. Whenever a participant no longer owns common shares directly and owns less than one full common share under the plan, the administrator is authorized to withdraw the participant from the plan.

23.  What happens after a participant withdraws from the plan?

   When a participant withdraws from the plan, or upon termination of the plan by the Trust, a certificate for the full common shares held in the participant's plan account and cash for any fractional common share held in that account will be mailed to the participant.

   Upon withdrawal from the plan, you may request the administrator to sell all of your common shares in the plan account. In that case, the sale will be made as promptly as possible after processing the withdrawal request, and the administrator will pay you the proceeds of the sale, less any applicable brokerage commission or charge.

   After withdrawal from the plan has become effective, you will receive all dividends in cash unless and until you rejoin the plan.

24.  What happens to a participant's fractional share upon withdrawal from the
plan or if the plan is      terminated?

   When a participant withdraws from the plan, or if the plan is terminated by Federal Realty, a cash adjustment representing any fraction of a common share then credited to the participant's plan account will be paid. The cash payment will be based upon the closing price of the common shares, on the day the withdrawal request is received or on the day the plan is terminated.

25.  When may a shareholder rejoin the plan?

   Generally, a shareholder may again become a participant at any time. However, Federal Realty may, in its sole discretion, prevent a shareholder from participating in the plan, as described in more detail under Question 4.

Other Information

26.  What happens when a participant sells or transfers some or all of the
shares registered in his or her      name?

   If you dispose of all or a portion of the common shares for which you hold certificates, the administrator will continue to reinvest dividends on common shares credited to your plan account in additional common shares unless and until a request to withdraw such common shares from your plan account is received by the administrator in writing or through AST's web site or IVR system.

   If you dispose of a portion of your common shares and you have directed the administrator to reinvest dividends on some of your common shares (e.g., Partial Dividend Reinvestment), you should provide new instructions to the administrator in writing or through AST's web site or IVR system on how to handle your account. If the administrator does not receive new instructions, it may, in its discretion, pay cash dividends on all of your remaining common shares.

27.  What effect does the disposal of all shares held directly by a participant
have on a participant's plan      account?

   None, as long as you have at least one full common share in your plan account. Dividends on your plan common shares and any optional cash investments would continue to be invested under the plan in additional common shares.

28. What happens if Federal Realty issues a stock dividend, declares a stock split, has a rights offering or proposes to engage in an extraordinary transaction?

   Any stock dividends or split common shares distributed by Federal Realty on common shares held in the plan will be credited to the participants' accounts. Transaction processing may be curtailed or suspended until the completion of any stock dividend, stock split, rights offering or extraordinary transaction.

29. How will a participant's plan shares be voted at annual or special meetings of shareholders?

   You will receive a proxy to vote the number of full common shares held in your plan account. Fractional common shares in plan accounts will not be voted. The common shares in the plan account may only be voted by proxy and not in person at the meeting.

   If no instructions are indicated on a properly signed and returned proxy card, a participant's common shares in the plan account will be voted in accordance with the recommendations of Federal Realty management. If the proxy card is not returned or is returned unsigned, the participant's common shares will not be voted. Common shares held by you outside of the plan may be voted by proxy or in person at the meeting.

30.  What are the federal income tax consequences of participation in the plan?

   The following is a description of the material federal income tax consequences of participation in the plan. The following discussion is for general information only and does not constitute tax advice. This discussion does not reflect every possible tax outcome or consequence that could result from participation in the plan and does not discuss your tax consequences if you are a non-U.S. person or are otherwise subject to special tax treatment under the Internal Revenue Code. You should consult your own tax advisor to determine the tax consequences particular to your situation, including any applicable state, local or foreign tax consequences.

   Amounts Treated as a Distribution. Generally, a plan participant will be treated as having received a distribution with respect to its Federal Realty common shares for federal income tax purposes in an amount determined as described below.

  . If the administrator uses cash dividends that the participant has elected to have reinvested to purchase common shares directly from Federal Realty, the participant will be treated as receiving a distribution from Federal Realty equal to the fair market value on the date of distribution of the common shares purchased on behalf of the participant.

  . If the administrator uses cash dividends that the participant has elected to have reinvested to purchase common shares on the open market, the participant will be treated for federal income tax purposes as having received a distribution from Federal Realty equal to the price paid for the common shares (including all brokerage fees or commissions). Under the plan, Federal Realty will not pay any brokerage fees or commissions allocable to a participant with respect to shares purchased in the open market. If Federal Realty were to pay any brokerage fees or commissions in the future, the amount treated as a distribution to the participant by Federal Realty would include those brokerage fees or commissions paid by Federal Realty.

  . A participant who makes an optional cash investment through the plan will not be treated as receiving a distribution from Federal Realty.

  . Newly-enrolled participants who are making their initial investment in Federal Realty shares through the plan's optional cash investment feature and therefore are not currently shareholders of Federal Realty should not be treated as receiving a distribution from Federal Realty.

   In the situations described above, a shareholder will be treated as receiving a distribution from Federal Realty even though no cash distribution is actually received. These distributions will be taxable in the same manner as all other distributions by Federal Realty, as described in our Current Report on Form 8-K filed on November 15, 2001 under "FEDERAL INCOME TAX CONSEQUENCES -- Taxation of Domestic Holders of Common Shares -- Distributions," "-- Taxation of Tax-Exempt Shareholders," or "-- Taxation of Non-U.S. Shareholders -- Distributions by Federal Realty," as applicable.

   Basis and Holding Period in Shares Acquired Pursuant to the Plan. The tax basis for common shares acquired by reinvesting cash distributions through the plan generally will equal the fair market value of the common shares on the date of distribution, plus any brokerage fees or commissions paid by the participant. The holding period for shares acquired by reinvesting cash distributions will begin on the day following the date of distribution.

   The tax basis in common shares acquired through an optional cash investment generally will equal the cost paid by the participant in acquiring the common shares. The holding period for the shares purchased through the optional cash investment feature of the plan generally will begin on the day the shares are purchased for the participant's account.

   Withdrawal or Disposition of Shares from the Plan. When participants withdraw shares from the plan and receive whole shares, they will not realize any taxable income. However, if they receive cash for a fraction of a share, they will be required to recognize gain or loss with respect to that fraction of a share. Participants also will be required to recognize gain or loss whenever shares are sold either pursuant to a request to the administrator or by the participant after the shares are withdrawn from the plan. Generally, the amount of gain or loss that a participant will be required to recognize will be the difference between the amount received for the shares and the participant's tax basis in those shares.

   Effect of Withholding Requirements. Withholding requirements generally applicable to distributions from Federal Realty will apply to all amounts treated as distributions pursuant to the plan. See the discussion in our Current Report on Form 8-K filed on November 15, 2001 under "FEDERAL INCOME TAX CONSEQUENCES -- Backup Withholding Tax And Information Reporting." All withholding amounts will be withheld from distributions before the distributions are reinvested under the plan. Therefore, if a U.S. shareholder is subject to withholding, distributions which would otherwise be available for reinvestment under the plan will be reduced by the withholding amount.

31.  May the plan be changed or discontinued?

   While Federal Realty hopes to continue the plan indefinitely, Federal Realty reserves the right to suspend or terminate the plan at any time. It also reserves the right to make modifications to the plan. Participating shareholders will be informed of any such suspension, termination or modification.

32. What is the responsibility of the administrator and Federal Realty under the plan?

   The administrator receives the participants' dividends and optional payments, reinvests such receipts in additional common shares, maintains records of each participant's account, holds in a nominee name all common shares purchased for participants, and advises participants as to all transactions in and the status of their accounts.

   Neither Federal Realty nor the administrator nor its nominees shall have any liability for any act done in good faith or for any good faith omission to act in connection with the plan for sales or purchases, including without limitation, any claim or liability arising out of failure to terminate a participant's account upon his death prior to receipt of written notice of death, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth in the plan.

33.  Who bears the risk of market price fluctuations in the common shares?

   Your investment in common shares held in a plan account is no different than an investment in directly held common shares in this regard. You bear the risk of loss and the benefits of gain from market price changes for all of your common shares.

   Neither Federal Realty nor the administrator can guarantee that common shares purchased under the plan will, at any particular time, be worth more or less than their purchase price.

                                USE OF PROCEEDS

   We will use the net proceeds from the sale of common shares pursuant to the plan, when and as received, to make real estate investments, to make improvements to our existing properties, to repay indebtedness, and for working capital and general trust purposes. We have not yet determined the amount of the proceeds which will be devoted to any one of these purposes. We have no basis for estimating precisely either the number of common shares that ultimately may be sold pursuant to the plan, or the prices at which such common shares will be sold.

                                    EXPERTS

   The consolidated financial statements and schedule appearing in our Annual Report on Form 10-K for the periods indicated in their reports, incorporated by reference into this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen, LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

   The consolidated statements of operations, shareholders' equity, and cash flows for the period ended December 31, 1998 appearing in our Annual Report on Form 10-K for the year ended December 31, 2000, incorporated by reference into this prospectus and elsewhere in the registration statement, have been audited by Grant Thornton LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

                                 LEGAL MATTERS

   The legality of the common shares offered hereby has been passed upon for Federal Realty by Hogan & Hartson L.L.P., Washington, DC. Certain tax matters will be passed upon by Hogan & Hartson L.L.P., Washington, DC, special tax counsel for Federal Realty.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

   The following table sets forth the estimated fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered:

Registration Fee................. $ 3,606
Printing and Duplicating Expenses  25,000
Legal Fees and Expenses..........  20,000
Blue Sky Fees and Expenses.......   5,000
Administrator's Fees and Expenses   5,000
Accounting Fees and Expenses.....  20,000
Miscellaneous....................  10,000
                                  -------
   Total......................... $88,606
                                  =======

Item 15.  Indemnification of Trustees and Officers

   The Registrant's Declaration of Trust authorizes the Registrant, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former shareholder, Trustee or officer of the Registrant or (ii) any individual who, while a Trustee of the Registrant and at the request of the Registrant, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status. The Registrant's Declaration of Trust also permits the Registrant to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and to any employee or agent of the Registrant or a predecessor of the Registrant.

   The Registrant's Bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify (a) any Trustee, officer or shareholder or any former Trustee, officer or shareholder, including any individual who, while a Trustee, officer or shareholder and at the express request of the Registrant, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, partner or trustee of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding, (b) any Trustee or officer or any former Trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful and (c) each shareholder or former shareholder against any claim or liability to which he may become subject by reason of such status. In addition, the Registrant will, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a Trustee, officer or shareholder or former Trustee, officer or shareholder made a party to a proceeding by reason of such status, provided that, in the case of a Trustee or officer, the Registrant must have received (i) a written affirmation by the Trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Registrant and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the applicable standard of conduct was not met. The Registrant may, with the approval of its Trustees, provide such indemnification or payment or reimbursement of expenses to any Trustee, officer or shareholder or any former Trustee, officer or shareholder who served a predecessor of the Trust and to any employee or agent of the Registrant or a predecessor of the Registrant. Any indemnification or payment or reimbursement of the expenses permitted by the Registrant's Bylaws will be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the MGCL for directors of Maryland corporations. The Registrant may provide to Trustees, officers and shareholders such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.

   Title 8 of the Corporations and Associations Code of the State of Maryland, as amended, permits a Maryland real estate investment trust corporation to indemnify and advance expenses to its Trustees, officers, employees and agents, and permits a corporation to indemnify its present and former Trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the Trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the Trustee or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the Trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under Title 8, a Maryland real estate investment trust may not indemnify a Trustee or officer in a suit by or in the right of the trust if such Trustee or officer has been adjudged to be liable to the trust.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Trustees, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.  Exhibits

 4.1 Declaration of Trust of Federal Realty Investment Trust dated May 5, 1999 filed with the Commission on May 25, 1999 as an exhibit to the Trust's Current Report on Form 8-K is incorporated herein by reference thereto
 4.2 Bylaws of the Trust dated May 5, 1999 filed with the Commission on May 25, 1999 as an exhibit to the Trust's Current Report on Form 8-K is incorporated herein by reference thereto
 4.3 A description of a Common Share of Beneficial Interest certificate, filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 1999 is incorporated herein by reference
 4.4 Amended and Restated Rights Agreement, dated March 11, 1999, between the Trust and American Stock Transfer & Trust Company, filed as an exhibit to the Trust's Form 8-A/A filed with the Commission on March 11, 1999, is incorporated herein by reference thereto
 5.1 Opinion of Hogan & Hartson L.L.P. regarding the validity of the shares
 8.1 Opinion of Hogan & Hartson L.L.P. regarding certain tax matters
23.1 Consent of Arthur Andersen LLP, independent public accountants
23.2 Consent of Grant Thornton LLP, independent public accountants
23.3 Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
23.4 Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1)
24.1 Power of Attorney (included in signature page)
99.1 Form of Authorization Card

Item 17.  Undertakings

   (a)  The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the ''Calculation of Registration Fee'' table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

   provided, however, that subparagraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
   Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a Trustee, officer or controlling person of the registrant against liabilities arising under the Securities Act of 1933, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockville, Maryland, on this 12/th/ day of March, 2002.

                                          FEDERAL REALTY INVESTMENT TRUST

                                          By: /s/ DONALD C. WOOD
                                            -------------------------------
                                             Name: Donald C. Wood
                                             Title:  President and Chief
                                          Operating Officer

                               POWER OF ATTORNEY

   We, the undersigned trustees and officers of Federal Realty Investment Trust, a Maryland real estate investment trust, do hereby constitute and appoint Steven J. Guttman, Cecily A. Ward and Nancy J. Herman and each and either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as trustees and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said trust to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on March 12, 2002.

      Signature                                  Title
      ---------                                  -----

/s/ STEVEN J. GUTTMAN Chairman of the Board, Chief Executive Officer and Trustee
---------------------   (Chief Executive Officer)
  Steven J. Guttman

/s/  LARRY E. FINGER  Senior Vice President, Chief Financial Officer and Treasurer
---------------------  (Chief Financial and Accounting Officer)
   Larry E. Finger

/s/ DENNIS L. BERMAN  Trustee
---------------------
  Dennis L. Berman

/s/ KENNETH D. BRODY  Trustee
---------------------
  Kenneth D. Brody

 /s/ KRISTIN GAMBLE   Trustee
---------------------
   Kristin Gamble

 /s/ WALTER F. LOEB   Trustee
---------------------
   Walter F. Loeb

  /s/ MARK S. ORDAN   Trustee
---------------------
    Mark S. Ordan


                               INDEX TO EXHIBITS

4.1  Declaration of Trust of Federal Realty Investment Trust dated May 5, 1999 filed with the Commission on May 25, 1999 as an exhibit to the Trust's Current Report on Form 8-K is incorporated herein by reference thereto
4.2  Bylaws of the Trust dated May 5, 1999 filed with the Commission on May 25, 1999 as an exhibit to the
     Trust's Current Report on Form 8-K is incorporated herein by reference thereto
4.3  A description of a Common Share of Beneficial Interest certificate, filed as an exhibit to our Annual
     Report on Form 10-K for the year ended December 31, 1999 is incorporated herein by reference thereto
4.4  Amended and Restated Rights Agreement, dated March 11, 1999, between the Trust and American
     Stock Transfer & Trust Company, filed as an exhibit to the Trust's Form 8-A/A filed with the
     Commission on March 11, 1999, is incorporated herein by reference thereto
5.1  Opinion of Hogan & Hartson L.L.P. regarding the validity of the shares
8.1  Opinion of Hogan & Hartson L.L.P. regarding certain tax matters
23.1 Consent of Arthur Andersen LLP, independent public accountants
23.2 Consent of Grant Thornton LLP, independent public accountants
23.3 Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
23.4 Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1)
24.1 Power of Attorney (included in signature page)
99.1 Form of Authorization Card


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